UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2018

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2018, Sears Holdings Corporation (the “Company”), through Sears, Roebuck and Co., Kmart Stores of Illinois LLC, Kmart of Washington LLC, Kmart Corporation, SHC Desert Springs, LLC, Innovel Solutions, Inc., Sears Holdings Management Corporation, MaxServ, Inc., Troy Coolidge No. 13, LLC, Sears Development Co. and Big Beaver of Florida Development, LLC (collectively, the “Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into a Third Amended and Restated Loan Agreement (the “Consolidated Loan Agreement”), with JPP, LLC, as Agent, and JPP, LLC, JPP II, LLC and Cascade Investment, L.L.C. (“Cascade”), as lenders (collectively, the “Lenders”), which amends and restates the Second Amended and Restated Loan Agreement, dated as of October 18, 2017, among the Company, the Borrowers, JPP, LLC and JPP II, LLC (the “Existing Loan Agreement”). Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC (collectively, “JPP”).

Immediately prior to the effectiveness of the Consolidated Loan Agreement, approximately $593 million in loans were outstanding under the Existing Loan Agreement. In connection with the Consolidated Loan Agreement, the Lenders made an additional advance to the Borrowers in an aggregate principal amount of approximately $186 million (the “Additional Advance”), such that the aggregate principal amount of the loan outstanding under the Consolidated Loan Agreement as of closing was approximately $779 million. The loan under the Consolidated Loan Agreement matures on July 20, 2020.

The Borrowers used the proceeds of the Additional Advance to repay the loans outstanding under the 2017 Real Estate Loan Facility (as defined below). Approximately $93 million of the loan under the Consolidated Loan Agreement, which as of closing is held by Cascade, is structured as a “first out” tranche evidenced by promissory note “A” (“Note A”) and bears interest at LIBOR plus 6.50% per annum. The remainder of the loan under the Consolidated Loan Agreement is evidenced by promissory note “B” (“Note B”), which as of closing is held by JPP and bears interest at LIBOR plus 9.00% per annum.

The Borrowers paid approximately $1.6 million in upfront fees to the Lenders in connection with the entry into the Consolidated Loan Agreement. In addition, to the extent any portion of the loan evidenced by Note A remains outstanding on December 4, 2018, the Borrowers must pay the Lenders holding Note A an additional fee of 1.00% of the principal amount outstanding under Note A as of such date, and to the extent any portion of the loan evidenced by Note A remains outstanding on June 4, 2019, the Borrowers must pay the Lenders holding Note A an additional fee of 2.00% of the principal amount outstanding under Note A as of such date.

The loan under the Consolidated Loan Agreement is guaranteed by the Company and is secured by a first priority lien on 69 real properties owned by the Borrowers, which include the 56 real properties securing the Existing Loan Agreement as well as 13 real properties that previously secured the 2017 Real Estate Loan Facility. To the extent permitted under other debt of the Company or its affiliates, the Loan Facility may be prepaid at any time in whole or in part, without penalty or premium. The Borrowers are required to apply the net proceeds of the sale of any real property collateral to repay the loan. Any such prepayments or repayments will be applied first to Note A until Note A is repaid in full, and then to Note B.

The Consolidated Loan Agreement includes certain representations and warranties, indemnities and covenants, including with respect to the condition and maintenance of the real property collateral. The Consolidated Loan Agreement has certain events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under any of the Loan Facility documents (including against the collateral), and require the Borrowers to pay a default interest rate equal to the greater of (i) 2.5% in excess of the base interest rate and (ii) the prime rate plus 1%.

The foregoing description of the Consolidated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Consolidated Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On June 4, 2018, in connection with entry into the Consolidated Loan Agreement, the Company repaid all loans outstanding under the Amended and Restated Loan Agreement, dated May 22, 2017, by and among JPP, LLC, JPP II, LLC, Cascade Investment, LLC, Sears, Roebuck and Co., Sears Development Co., Innovel Solutions, Inc., Big Beaver of Florida Development, LLC and Kmart Corporation, as amended (the “2017 Real Estate Loan Facility”), and terminated the agreement. In connection therewith, the mortgages on the 13 real properties securing the 2017 Real Estate Loan Facility were released and these properties were pledged as collateral for the Consolidated Loan Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond its control, that may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons. Additional information concerning other factors is contained in the Company’s most recent annual report on Form 10-K and subsequent filings with the SEC. The Company intends these forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise them as more information becomes available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Third Amended and Restated Loan Agreement, dated as of June 4, 2018, among Sears Holdings Corporation, as guarantor, the subsidiaries of the company party thereto as borrower, JPP, LLC, as Agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: June 4, 2018	By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer